EXHIBIT 10.32

WARRANT REPURCHASE AGREEMENT

This agreement (the “Agreement”) provides for the repurchase by The Quantum Group, Inc., a Nevada corporation (the “Company”) of certain warrants previously issued to Newbridge Securities Corporation (“Newbridge”) which provided Newbridge the opportunity to purchase an aggregate of 70,911 shares (the “Warrants”) of the Company’s common stock, no par value.

NOW, THEREFORE, the Company and Newbridge, intending to be legally bound, and for good and valuable consideration the receipt of which is hereby acknowledged, hereby agree as follows:

1.

Upon the closing of the Company’s secondary public offering of securities on Form SB-2 pursuant to the Securities Act of 1933, as amended, Newbridge hereby agrees to permit the Company to repurchase and the Company hereby agrees to repurchase the Warrants for an aggregate purchase price of $70,911.

2.

This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.  All agreements in this Agreement binding upon the Company or Newbridge shall bind and inure to the benefit of the successors and assigns of the Company and Newbridge, respectively, whether so expressed or not.

3.

This Amendment may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date hereof.

The Quantum Group, Inc.

By:	/s/ Noel J. Guillama	Date: December 7, 2007
Noel J. Guillama, Chief Executive Officer

Newbridge Securities Corporation

By:	/s/ Douglas Aguililla	Date: December 7, 2007
Douglas Aguililla, Director of Investment Banking